Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Stock Option and Incentive Plan and 2021 Employee Stock Purchase Plan of 2seventy bio, Inc. of our report dated May 11, 2021 with respect to the combined financial statements of 2seventy bio, Inc. included in its Registration Statement (Form 10), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts
November 1, 2021